Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 13, 2026, with respect to the consolidated financial statements of AoChuang Holdings, Inc., for the years ended September 30, 2025 and 2024 in this Registration Statement Amendment No.2 of Form F-1 of AoChuang Holdings, Inc. filed with the Securities and Exchange Commission.

/s/ HTL International, LLC

Houston, Texas

February 13, 2026